SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       The Securities Exchange Act of 1934

      Check the appropriate box:

      |X|   Preliminary Information Statement
      |_|   Confidential, for Use of the Commission Only (as permitted by Rule
            14c-5(d)(2))
      |_|   Definitive Information Statement


                         AMERIPRINT INTERNATIONAL, LTD.
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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

                          AMERIPRINT INTERNATIONAL LTD.
                              1200 Smith,16th Floor
                               Houston,Texas 77002


            NOTICE OF ACTION TO BE TAKEN PURSUANT TO WRITTEN CONSENT
                             OF MAJORITY STOCKHOLDER

To the stockholders of Ameriprint International Ltd. (the "Company"):

      Notice is hereby given that our majority stockholder, pursuant to a signed written consent, dated February 7, 2006, has authorized and approved the following:

            1. An amendment of our Articles of Incorporation (a) to change the Company's name to True North Energy Corporation and (b) to authorize 20,000,000 shares of "blank check" preferred stock.

      The Amendment of our Articles of Incorporation was also approved on February 7, 2006 by the unanimous written consent of our board of directors.

      The amendment of our Articles of Incorporation will not be effective until the Certificate of Amendment is filed with the Nevada Secretary of State. We intend to file this document 20 calendar days after the accompanying Information Statement is first mailed to our stockholders.

      No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Act of 1934, as amended. This Information Statement is being mailed to you on or about February __, 2006.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      PLEASE NOTE THAT THE HOLDER OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAS VOTED TO APPROVE THE AMENDMENT OF OUR ARTICLES OF INCORPORATION. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

                                            By Order of the Board of Directors,


                                            Massimiliano Pozzoni
                                            Chief Executive Officer and Director
                                            February __, 2006

                          AMERIPRINT INTERNATIONAL LTD.
                              1200 Smith,16th Floor
                               Houston,Texas 77002


                              INFORMATION STATEMENT

                                February __, 2006

      This Information Statement is being furnished to stockholders of Ameriprint International Ltd., a Nevada corporation (the "Company"), to advise them of corporate actions approved without a meeting by less than unanimous written consent of stockholders. These actions are the adoption of amendments to the Company's Articles of Incorporation (the "Charter Amendments") to (i) change the name of the Company from Ameriprint International Ltd., to True North Energy Corporation and (ii) authorize 20,000,000 shares of blank check preferred stock, $0.0001 par value per share. The Charter Amendments require the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon. There are no dissenters' rights applicable to the Charter Amendment.

      A copy of the Articles of Amendment to the Articles of Incorporation of the Company is attached to this Information Statement as Appendix A.

      The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on February 7, 2006 (the "Record Date"). As of the Record Date, there were outstanding 12,000,000 shares of the Company's common stock. The holders of all outstanding shares of common stock are entitled to one vote per share of common stock registered in their names on the books of the Company at the close of business on the Record Date.

      The Board of Directors of the Company, by written consent on February 7, 2006, has approved, and stockholders holding 6,950,000 (approximately 57.9%) of the Company's outstanding common shares on February 7, 2006, have consented in writing to the Charter Amendments. Accordingly, all corporate actions necessary to authorize the Charter Amendments have been taken. Under Section 78.320 of the Nevada Revised Statutes ("NRS"), any action required or permitted by the NRS to be taken at an annual or special meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least a majority of the voting power that would be necessary to authorize or take such action at a meeting. Prompt notice of the approval of the Charter Amendments must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting. In accordance with the regulations under the Securities Exchange Act of 1934, the Charter Amendments will not become effective until at least 20 days after the Company has mailed this Information Statement to its stockholders. Promptly following the expiration of this 20-day period, the Company intends to file an amendment to its Articles of Incorporation to effect the Charter Amendments. The change of the Company's name to True North Energy Corporation and the creation of blank check preferred stock will become effective at the time of the filing of the Charter Amendments.


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

      The executive offices of the Company are located at 1200 Smith, 16th Floor, Houston, Texas 77002.

      PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

      This Information Statement is first being sent or given to the holders of the Company's outstanding common stock, the Company's only class of voting securities outstanding, on or about February __, 2006. Each holder of record of shares of the Company's common stock at the close of business on February 7, 2006 is entitled to receive a copy of this Information Statement.

Amendment of Articles of Incorporation

      The board of directors of the Company and stockholders holding a majority of the Company's outstanding common shares have approved an amendment to the Company's Articles of Incorporation to (i) change the name of the Company to True North Energy Corporation; and (ii) authorize 20,000,000 shares of blank check preferred stock.

      The Company believes that it is in the best interest of the Company and the Company's stockholders to continue the Company's business under a new name that reflects the Company's recent entry into the energy business through the purchase of certain State of Alaska oil and gas leases. The oil and gas leases were acquired in connection with a January 23, 2006 Asset Purchase Agreement among Massimiliano Pozzoni, Kevin Moe and the Company. As a result of the lease acquisitions, the Company intends to discontinue its existing print brokerage and printing business. The Company's board believes that the Company would benefit from a change of name that differentiates the historical business plan from the new business plan, and reflects the current business.

      The amendment to our Articles of Incorporation will create 20,000,000 authorized shares of "blank check" preferred stock. The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the board of directors of the Company upon issuance. The authorization of such blank check preferred stock would permit the board of directors to authorize and issue preferred stock from time to time in one or more series.

      Subject to the provisions of the Company's Articles of Incorporation and the limitations prescribed by law, the board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders. The amendment to the Articles of Incorporation would give the board of directors flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the board of directors deems to be in the best interests of the Company and its stockholders.


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

      The amendment would provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its common stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for common stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

      If the Company issues preferred stock that is convertible into shares of our common stock, the Company's common stockholders may experience substantial dilution of their investment upon conversion of the preferred stock. The sale of any shares of common stock issuable upon conversion of preferred stock may adversely affect the market price of the Company's common stock.

      Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

      While the amendment may have anti-takeover ramifications, the board of directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders' interests.

      The Company has no present plans, arrangements, commitments or understandings for the issuance of shares of preferred stock.


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

      Upon the filing of the Certificate of Amendment, common stock certificates that previously represented stock of the Company in the name of Ameriprint International Ltd. shall be deemed to represent shares of True North Energy Corporation, without any further action by the common stockholders of the Company or any other party. Notwithstanding the foregoing, it is requested that stockholders exchange their existing certificates for certificates bearing the name True North Energy Corporation. In connection with the name change, we will obtain a new trading symbol and CUSIP number.

No Dissenters' Rights

      Under the Nevada Revised Statutes, our Articles of Incorporation and our By-Laws, holders of our voting securities are not entitled to dissenters' rights with respect to any of the amendments to our Certificate of Incorporation.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information as of February 7, 2006 with respect to the beneficial ownership of shares of our common stock by (i) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (ii) each director and executive officer, and (iii) all executive officers and directors as a group:

Name and Address                                                   Amount and Nature            Percentage
of Beneficial Owner                     Title of Class             of Beneficial Ownership      of Class(1)
-------------------                     --------------             -----------------------      -----------
Massimiliano Pozzoni                    Common Stock, par value    6,950,000 shares - direct    57.9%
Westchase Center                        $0.0001 per share
2500 City West Boulevard, Suite 300
Houston, TX  77042

Kevin Moe                               Common Stock, par value    50,000 shares - direct        0.4%
475 Howe Street, Suite 1030             $0.0001 per share
Vancouver, British Columbia
VC6 2B3

All executive officers and directors    Common Stock, par value    7,000,000 shares             58.3%
as a group (2 persons)                  $0.0001 per share

(1)   Based upon 12,000,000 shares issued and outstanding.

Where You Can Find More Information

      We are required to comply with the reporting requirements of the Securities Exchange Act. For further information about us, you may refer to:

o     our Annual Report on Form 10-KSB for the year ended April 30, 2005;
o our Quarterly Reports on Form 10-QSB for the quarters ended July 31, 2005 and October 31, 2005; and
o     our Current Reports on Form 8-K dated January 11, 2006 and January 23,
      2006.

      You can review these filings at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. These filings are also available electronically on the World Wide Web at http://www.sec.gov.


February __, 2006                         By the Order of the Board of Directors


                                          Massimiliano Pozzoni
                                          Secretary

                                   APPENDIX A

                                     FORM OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.    Name of Corporation: Ameriprint International Ltd.

2. The articles have been amended as follows (provide article numbers, if available):

            Article 1 - is amended to read:

                  "The name of the corporation is "True North Energy
                  Corporation"

            Article 3 - is amended by adding the following paragraph:

                  "SHARES: The number of shares the corporation is authorized to issue is 100,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors. The board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
      6,950,000 shares (57.9%) voting for (by written consent) and zero shares voting against.


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

4.    Officer Signature (Required):


      ----------------------------------------
      Massimiliano Pozzoni, President


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